EXHIBIT 99.1
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:

Steve Forsyth	Qorvis Communications

(770) 632-8322	Karen Vahouny (703) 744-7809
WORLD AIR HOLDINGS EXPECTS TO FILE 8-K RELATED TO NORTH
AMERICAN AIRLINES ACQUISITION BY MID-OCTOBER
Company Receives Nasdaq Compliance Notices Regarding Recent Filings
PEACHTREE CITY, GA. (Sept. 29, 2005) — World Air Holdings, Inc. (NASDAQ: WLDA) expects to file a Form 8-K/A by mid-October that will include the 2004 audited financial statements of North American Airlines, as required by the Securities Exchange Commission and Nasdaq due to World Air Holdings’ acquisition of North American. The company and its auditor, KPMG LLP, have been working to complete the audit since the acquisition closed on April 27, 2005.
     The company received notice from The Nasdaq Stock Market on Sept. 28, 2005 that it was not in compliance due to the delay in filing its Form 8-K/A, which was due by July 13, 2005. The company also received notice on Sept. 27, 2005, from The Nasdaq Stock Market that the company’s Form 10-Q for the quarter ended June 30, 2005, did not include a completed review by the company’s independent auditor. As a result, World Air Holdings was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) and the company’s securities are subject to delisting from the Nasdaq National Market. The company was notified that it has until Oct. 6, 2005, to request an appeal hearing. The character “E” will be appended to the company’s trading symbol as of the opening of business on Sept. 29, 2005. Accordingly, the trading symbol for World Air Holdings will be changed temporarily from WLDA to WLDAE until such time as the company demonstrates its compliance with all applicable marketplace rules.
     The company will request an appeal hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determinations, which will stay delisting until the appeal has been heard and the panel has rendered its decision. The company is working diligently with its auditor, KPMG, to complete KPMG’s review of the financial information contained in the Form 10-Q and to file the Form 8-K/A, to fully comply with all Nasdaq requirements for continued listing. The company believes that the Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on Aug. 15, 2005, otherwise complies with applicable standards. There can be no assurance that the panel will grant the company’s request for continued listing on The Nasdaq National Market.
     As previously disclosed, North American Airlines, based in Jamaica, N.Y., was privately held prior to the acquisition and North American had not maintained the level of internal controls and procedures for financial reporting required by the rules and regulations of the Securities and Exchange Commission. After the closing of the acquisition of North American, the World Air Holdings management team identified weaknesses in North American’s disclosure controls and procedures, and has taken aggressive action over the past few months to remediate those weaknesses, including replacing the controller at North American and retaining two external firms to focus on controls, processes and Sarbanes-Oxley compliance, and to assist with daily accounting duties and completion of the form 8-K/A.
     “Completing the review of the Form 10-Q and filing the Form 8-K/A are our highest priorities, and we are doing everything possible to accomplish those goals,” said Randy Martinez, chief executive officer of World Air Holdings.”
     World Air Holdings has three wholly owned subsidiaries, World Airways, Inc., North American Airlines, Inc., and World Risk Solutions, Ltd. World Airways is a charter passenger and cargo airline founded in 1948, North American is a charter passenger airline founded in 1989, and World Risk Solutions is an insurance subsidiary established in 2004. For further information, go to www.worldairholdings.com.
[“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the market for air transportation services, the cyclical nature of the air carrier business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company’s periodic reports filed with the SEC (reports are available from the Company upon request). These various risks and uncertainties may cause the Company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release.]
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